Exhibit 99.23(j)(ii)

                          Independent Auditors' Consent

To Board of Trustees of Diamond Hill Funds

We consent to the references herein to our firm under the headings "Operation of the Funds - Auditors" in the prospectus and "Accountants" in the Statements of Additional Information.

                                                    CROWE CHIZEK AND COMPANY LLP

Columbus, Ohio
February 4, 2002